EXHIBIT 99.1

MKS Instruments Reports Third Quarter 2022 Financial Results

•
Record quarterly revenue of $954 million
•
Non-GAAP net earnings per diluted share of $2.74 and GAAP net income per diluted share of $0.09
•
Successfully completed acquisition of Atotech Limited, adding critical chemistry solutions for advanced electronics and specialty industrial markets to MKS' portfolio

Andover, MA, November 2, 2022 -- MKS Instruments, Inc. (NASDAQ: MKSI), a global provider of technologies that enable advanced processes and improve productivity, today reported third quarter 2022 financial results.

"We delivered a strong third quarter driven by robust demand for our vacuum and photonics solutions," said John T.C. Lee, President and Chief Executive Officer. "While end market demand in our Semiconductor and Advanced Electronics markets is expected to soften in the fourth quarter and into 2023, we believe our market leadership in critical technologies for advanced device manufacturing, our operational track record, and our significant base of consumables and services revenue position MKS to emerge from this changing market landscape even stronger than when we entered into it."

Mr. Lee added, "The third quarter also marked a major advancement in MKS' long-term strategy, as we completed the acquisition of Atotech Limited. Atotech broadens MKS' capabilities by adding leadership in critical chemistry solutions for advanced electronics and specialty industrial applications. We are thrilled to welcome the talented global team of over 4,000 new employees to the MKS family."

"We delivered revenues above the midpoint of our guidance range, and are especially pleased with the 100 basis point sequential improvement in Non-GAAP operating margin," said Seth H. Bagshaw, Senior Vice President and Chief Financial Officer. "This performance is a testament to our track record of prudent cost management."

Mr. Bagshaw added, "We exited the third quarter with a net leverage ratio of 3.3. We have a well-established history of rapidly paying down debt following each major acquisition, and will be focused on doing so again in the coming quarters."

Fourth Quarter 2022 Outlook

Based on current business levels, regulatory environment, and certain supply chain constraints, the Company expects revenue in the fourth quarter of 2022 of $1.00 billion, plus or minus $50 million. At these volumes, the Company expects Non-GAAP net earnings per diluted share of $1.34, plus or minus $0.27.

Conference Call Details

A conference call with management will be held on Thursday, November 3, 2022 at 8:30 a.m. (Eastern Time). To participate in the call by phone, participants should visit the Investor Relations section of MKS' website at www.mks.com and click on Calendar of Events, where you will be able to register online and receive dial-in details. We encourage participants to register and dial in to the conference call at least 15 minutes before the start of the call to ensure a timely connection. A live and archived webcast and related presentation materials will be available on MKS' website.

About MKS Instruments

MKS Instruments, Inc. enables technologies that transform our world. We deliver foundational technology solutions to leading edge semiconductor manufacturing, advanced electronics and specialty industrial applications. We apply our broad science and engineering capabilities to create instruments, subsystems, systems, process control solutions and specialty chemicals technology that improve process performance, optimize productivity and enable unique innovations for many of the world's leading technology and industrial companies. Our solutions are critical to addressing the challenges of miniaturization and complexity in advanced device manufacturing by enabling increased power, speed and feature enhancement for optimized connectivity. Our solutions are also critical to addressing ever-increasing performance requirements across a wide array of specialty industrial applications. Additional information can be found at www.mks.com.

Use of Non-GAAP Financial Results

This press release includes financial measures that are not in accordance with U.S. generally accepted accounting principles ("Non-GAAP financial measures"). These Non-GAAP financial measures should be viewed in addition to, and not as a substitute for, MKS' reported results under U.S. generally accepted accounting principles ("GAAP"), and may be different from Non-GAAP financial measures used by other companies. In addition, these Non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles. MKS management believes the presentation of these Non-GAAP financial measures is useful to investors for comparing prior periods and analyzing ongoing business trends and operating results.

MKS is not providing a quantitative reconciliation of forward-looking Non-GAAP gross margin, operating expenses, interest expense, net, income tax rate, net earnings, net earnings per diluted share and adjusted EBITDA to the most directly comparable GAAP financial measures because it is unable to estimate with reasonable certainty the ultimate timing or amount of certain significant items without unreasonable efforts. These items include, but are not limited to, acquisition and integration costs, acquisition inventory step-up, amortization of intangible assets, restructuring and other expense, asset impairment, and the income tax effect of these items. These items are uncertain, depend on various factors, including, but not limited to, our recent acquisition of Atotech and could have a material impact on GAAP reported results for the relevant period.

For further information regarding these Non-GAAP financial measures, please refer to the tables presenting reconciliations of our Non-GAAP results to our GAAP results and the "Notes on Our Non-GAAP Financial Information" at the end of this press release.

Selected GAAP and Non-GAAP Financial Measures

(In millions, except per share data)

				Year to Date
	Q3 2022	Q2 2022	Q3 2021	Q3 2022	Q3 2021
Net Revenues
Semiconductor	$541	$515	$488	$1,545	$1,331
Advanced Electronics	185	77	90	344	342
Specialty Industrial	228	173	164	572	513
Total net revenues	$954	$765	$742	$2,461	$2,186
GAAP Financial Measures
Gross margin	40.8%	44.2%	47.0%	43.1%	46.9%
Operating margin	12.4%	21.5%	23.6%	18.4%	23.7%
Net income	$6	$130	$132	$279	$401
Diluted EPS	$0.09	$2.32	$2.38	$4.84	$7.21
Non-GAAP Financial Measures
Gross margin	44.9%	44.2%	47.0%	44.7%	46.9%
Operating margin	25.1%	24.1%	27.1%	24.9%	26.9%
Net earnings	$167	$145	$155	$464	$466
Diluted EPS	$2.74	$2.59	$2.79	$8.05	$8.36

Additional Financial Information

At September 30, 2022, the Company had $885 million in cash and short-term investments, $5.2 billion of secured term loan principal outstanding, and up to $500 million of additional borrowing capacity under a revolving credit facility, subject to certain leverage ratio requirements. During the third quarter of 2022, the Company paid a cash dividend of $12 million or $0.22 per diluted share.

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 regarding the future financial performance, business prospects and growth of MKS Instruments, Inc. ("MKS" or the "Company"). These statements are only predictions based on current assumptions and expectations. Any statements that are not statements of historical fact (including statements containing the words "will," "projects," "intends," "believes," "plans," "anticipates," "expects," "estimates," "forecasts," "continues" and similar expressions) should be considered to be forward-looking statements. Actual events or results may differ materially from those in the forward-looking statements set forth herein. Among the important factors that could cause actual events to differ materially from those in the forward-looking statements are the need to generate sufficient cash flows to service and repay the substantial indebtedness MKS has incurred in connection with the acquisition of Atotech, the terms of the existing term loans under which MKS incurred such debt, MKS' entry into the chemicals technology business through its acquisition of Atotech, in which MKS does not have experience and which may expose MKS to significant additional liabilities, the risk of litigation relating to the Atotech acquisition, the risk that disruption from the Atotech acquisition materially and adversely affects MKS' businesses and operations, MKS' ability to realize the anticipated synergies, cost savings and other benefits of the Atotech acquisition, competition from larger, more advanced or more established companies in MKS' markets, MKS' ability to successfully grow its business and the businesses of Atotech, which MKS acquired in August 2022, and Electro Scientific Industries, Inc., which MKS acquired in February 2019, and financial risks associated with those and potential future acquisitions, including goodwill and intangible asset impairments, potential adverse reactions or changes to business relationships resulting from the completion of the Atotech acquisition, manufacturing and sourcing risks, including those associated with limited and sole source suppliers and the impact and duration of supply chain disruptions and component shortages, and changes in global demand and the impact of COVID-19 or any other pandemic with respect to such disruptions, shortages and increases, risks associated with doing business internationally, including trade compliance, regulatory restrictions on MKS' products or components and unfavorable currency exchange and tax rate fluctuations, which risks become more significant as MKS grows its business internationally and in China specifically, conditions affecting the markets in which MKS operates, including fluctuations in capital spending in the semiconductor industry and other advanced manufacturing markets, and fluctuations in sales to MKS' major customers or disruptions or delays from third-party service providers upon which our operations may rely, the ability to anticipate and meet customer demand, the challenges, risks and costs involved with integrating or transitioning local and international operations of the companies MKS has acquired, risks associated with the attraction and retention of key personnel, potential fluctuations in quarterly results, dependence on new product development, rapid technological and market change, acquisition strategy, volatility of stock price, risks associated with chemical manufacturing and environmental regulation compliance, risks related to MKS' products resulting from defects, which would increase MKS' costs and seriously harm the business, financial condition, operating results and customer relationships, financial and legal risk management, risks related to cybersecurity and data privacy threats and the challenges associated with intellectual property protection, and the other factors described in Exhibit 99.1 to MKS' Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on August 17, 2022, and any subsequent Quarterly Reports on Form 10-Q. MKS is under no obligation to, and expressly disclaim any obligation to, update or alter these forward-looking statements, whether as a result of new information, future events or otherwise after the date of this press release.

###

Company Contact:

David Ryzhik

Vice President, Investor Relations

Telephone: (978) 557-5180

Email: david.ryzhik@mksinst.com

MKS Instruments, Inc.

Unaudited Consolidated Statements of Operations

(In millions, except per share data)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2022	2022	2021	2022	2021
Net revenues:
Products	$841	$664	$649	$2,153	$1,911
Services	113	101	93	308	275
Total net revenues	954	765	742	2,461	2,186
Cost of revenues:
Products	506	377	345	1,243	1,012
Services	58	50	49	156	148
Total cost of revenues	564	427	394	1,399	1,160
Gross profit	390	338	348	1,062	1,026
Research and development	63	53	52	168	149
Selling, general and administrative	126	101	95	319	289
Acquisition and integration costs	31	2	9	41	21
Restructuring and other	5	3	2	10	10
Amortization of intangible assets	47	15	15	77	40
Gain on sale of long-lived assets	—	—	—	(7)	—
Income from operations	118	164	175	454	517
Interest income	1	1	—	2	1
Interest expense	80	7	6	93	19
Other (income) expense, net	(1)	2	3	(4)	12
Income before income taxes	40	156	166	367	487
Provision for income taxes	34	26	34	88	86
Net income	$6	$130	$132	$279	$401
Net income per share:
Basic	$0.09	$2.33	$2.39	$4.85	$7.24
Diluted	$0.09	$2.32	$2.38	$4.84	$7.21
Cash dividend per common share	$0.22	$0.22	$0.22	$0.66	$0.64
Weighted average shares outstanding:
Basic	61.0	55.7	55.5	57.4	55.4
Diluted	61.1	55.8	55.7	57.6	55.7

MKS Instruments, Inc.

Unaudited Consolidated Balance Sheet

(In millions)

	September 30,	December 31,
	2022	2021
ASSETS
Cash and cash equivalents	$884	$966
Short-term investments	1	76
Trade accounts receivable, net	730	443
Inventories	961	577
Other current assets	215	85
Total current assets	2,791	2,147
Property, plant and equipment, net	655	326
Right-of-use assets	235	184
Goodwill	3,851	1,228
Intangible assets, net	3,653	576
Other assets	187	79
Total assets	$11,372	$4,540

LIABILITIES AND STOCKHOLDERS' EQUITY
Short-term debt	$95	$9
Accounts payable	410	168
Accrued compensation	92	132
Income taxes payable	92	25
Lease liabilities	27	18
Deferred revenue and customer advances	103	37
Other current liabilities	192	71
Total current liabilities	1,011	460
Long-term debt, net	4,893	808
Non-current deferred taxes	893	99
Non-current accrued compensation	131	49
Non-current lease liabilities	220	193
Other liabilities	75	44
Total liabilities	7,223	1,653
Stockholders' equity
Common stock	—	—
Additional paid-in capital	2,124	907
Retained earnings	2,233	1,991
Accumulated other comprehensive loss	(208)	(11)
Total stockholders' equity	4,149	2,887
Total liabilities and stockholders' equity	$11,372	$4,540

MKS Instruments, Inc.

Unaudited Consolidated Statements of Cash Flows

(In millions)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2022	2022	2021	2022	2021
Cash flows from operating activities:
Net income	$6	$130	$132	$279	$401
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	64	28	27	120	76
Amortization of inventory step-up adjustment to fair value	39	—	—	39	—
Unrealized (gain) loss on derivatives not designated as hedging instruments	(1)	4	(8)	6	(1)
Amortization of debt issuance costs and original issue discounts	46	—	1	46	2
Gain on sale of long-lived assets	—	—	—	(7)	—
Stock-based compensation	10	13	9	31	28
Provision for excess and obsolete inventory	3	3	5	10	14
Deferred income taxes	6	—	(2)	4	7
Other	1	2	1	3	1
Changes in operating assets and liabilities, net of acquired assets and liabilities	25	(75)	(12)	(186)	(83)
Net cash provided by operating activities	199	105	153	345	445
Cash flows from investing activities:
Acquisition of business, net of cash acquired	(4,473)	—	(268)	(4,473)	(268)
Purchases of investments	—	(1)	(100)	(1)	(497)
Maturities of investments	—	41	138	76	342
Sales of investments	—	—	—	—	135
Proceeds from sale of long-lived assets	—	—	—	7	—
Purchases of property, plant and equipment	(26)	(64)	(21)	(109)	(63)
Net cash used in investing activities	(4,499)	(24)	(251)	(4,500)	(351)
Cash flows from financing activities:
Net proceeds from borrowings	4,979	3	—	4,985	1
Payments of borrowings	(826)	(6)	(2)	(835)	(13)
Dividend payments	(13)	(12)	(12)	(37)	(36)
Net proceeds (payments) related to employee stock awards	—	1	(7)	(5)	(14)
Net cash provided by (used) in financing activities	4,140	(14)	(21)	4,108	(62)
Effect of exchange rate changes on cash and cash equivalents	(21)	(13)	(3)	(35)	(7)
(Decrease) increase in cash and cash equivalents	(181)	54	(122)	(82)	25
Cash and cash equivalents at beginning of period	1,065	1,011	755	966	608
Cash and cash equivalents at end of period	$884	$1,065	$633	$884	$633

The following supplemental Non-GAAP earnings information is presented to aid in understanding MKS' operating results:

MKS Instruments, Inc.

Schedule Reconciling Selected Non-GAAP Financial Measures

(In millions, except per share data)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2022	2022	2021	2022	2021
Net income	$6	$130	$132	$279	$401
Acquisition and integration costs (Note 1)	31	2	9	41	21
Acquisition inventory step-up (Note 2)	39	—	—	39	—
Restructuring and other (Note 3)	5	3	2	10	10
Amortization of intangible assets	47	15	15	77	40
Amortization of debt issuance costs (Note 4)	43	—	—	43	1
Gain on sale of long-lived assets (Note 5)	—	—	—	(7)	—
Currency hedge loss (gain) (Note 6)	—	—	3	(5)	10
Reversal of indefinite reinvestment assertion (Note 7)	30	—	—	30	—
Windfall tax benefit on stock-based compensation (Note 8)	—	—	—	(1)	(4)
Withholding tax related to Brexit (Note 9)	—	—	—	—	3
Tax effect of Non-GAAP adjustments (Note 10)	(34)	(5)	(6)	(42)	(16)
Non-GAAP net earnings	$167	$145	$155	$464	$466
Non-GAAP net earnings per diluted share	$2.74	$2.59	$2.79	$8.05	$8.36
Weighted average diluted shares outstanding	61.1	55.8	55.7	57.6	55.7

Net cash provided by operating activities	$199	$105	$153	$345	$445
Purchases of property, plant and equipment	(26)	(64)	(21)	(109)	(63)
Free cash flow	$173	$41	$132	$236	$382

MKS Instruments, Inc.

Schedule Reconciling Selected Non-GAAP Financial Measures

(In millions)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2022	2022	2021	2022	2021
Gross profit	$390	$338	$348	$1,062	$1,026
Acquisition inventory step-up (Note 2)	39	—	—	39	—
Non-GAAP gross profit	429	338	348	1,101	1,026
Non-GAAP gross margin	44.9%	44.2%	47.0%	44.7%	46.9%
Operating expenses	$272	$174	$173	$608	$509
Acquisition and integration costs (Note 1)	31	2	9	41	21
Restructuring and other (Note 3)	5	3	2	10	10
Gain on sale of long-lived assets (Note 5)	—	—	—	(7)	—
Amortization of intangible assets	47	15	15	77	40
Non-GAAP operating expenses	$189	$154	$147	$487	$438
Income from operations	$118	$164	$175	$454	$517
Acquisition and integration costs (Note 1)	31	2	9	41	21
Acquisition inventory step-up (Note 2)	39	—	—	39	—
Restructuring and other (Note 3)	5	3	2	10	10
Gain on sale of long-lived assets (Note 5)	—	—	—	(7)	—
Amortization of intangible assets	47	15	15	77	40
Non-GAAP income from operations	$240	$184	$201	$614	$588
Non-GAAP operating margin	25.1%	24.1%	27.1%	24.9%	26.9%
Interest expense, net	79	6	6	91	18
Amortization of debt issuance costs (Note 4)	43	—	—	43	1
Non-GAAP interest expense, net	36	6	6	48	17
Net income	$6	$130	$132	$279	$401
Interest expense, net	79	6	6	91	18
Provision for income taxes	34	26	34	88	86
Depreciation	17	13	12	43	36
Amortization of intangible assets	47	15	15	77	40
EBITDA	$183	$190	$199	$578	$581
Stock-based compensation	10	13	9	31	28
Acquisition and integration costs (Note 1)	31	2	9	41	21
Acquisition inventory step-up (Note 2)	39	—	—	39	—
Restructuring and other (Note 3)	5	3	2	10	10
Gain on sale of long-lived assets (Note 5)	—	—	—	(7)	—
Currency hedge loss (gain) (Note 6)	—	—	3	(5)	10
Adjusted EBITDA	$268	$208	$222	$687	$650
Adjusted EBITDA margin	28.0%	27.2%	29.9%	27.9%	29.7%

MKS Instruments, Inc.

Reconciliation of GAAP Income Tax Rate to Non-GAAP Income Tax Rate

(In millions)

	Three Months Ended September 30, 2022			Three Months Ended June 30, 2022
	Income Before Income Taxes	Provision (benefit) for Income Taxes	Effective Tax Rate	Income Before Income Taxes	Provision (benefit) for Income Taxes	Effective Tax Rate
GAAP	$40	$34	85.5%	$156	$26	17.0%
Acquisition and integration costs (Note 1)	31	—		2	—
Acquisition inventory step-up (Note 2)	39	—		—	—
Restructuring and other (Note 3)	5	—		3	—
Amortization of intangible assets	47	—		15	—
Amortization of debt issuance costs (Note 4)	43	—		—	—
Reversal of indefinite reinvestment assertion (Note 7)	—	(30)
Tax effect of Non-GAAP adjustments (Note 10)	—	34		—	5
Non-GAAP	$204	$37	18.0%	$176	$31	18.0%

	Three Months Ended September 30, 2021
	Income Before Income Taxes	Provision (benefit) for Income Taxes	Effective Tax Rate
GAAP	$166	$34	20.4%
Acquisition and integration costs (Note 1)	9	—
Restructuring and other (Note 3)	2	—
Amortization of intangible assets	15	—
Currency hedge loss (gain) (Note 6)	3	—
Tax effect of Non-GAAP adjustments (Note 10)	—	6
Non-GAAP	$195	$40	20.4%

	Nine Months Ended September 30, 2022			Nine Months Ended September 30, 2021
	Income Before Income Taxes	Provision (benefit) for Income Taxes	Effective Tax Rate	Income Before Income Taxes	Provision (benefit) for Income Taxes	Effective Tax Rate
GAAP	$367	$88	24.1%	$487	$86	17.6%
Acquisition and integration costs (Note 1)	41	—		21	—
Acquisition inventory step-up (Note 2)	39			—
Restructuring and other (Note 3)	10	—		10	—
Amortization of intangible assets	77	—		40	—
Amortization of debt issuance costs (Note 4)	43	—		1	—
Gain on sale of long-lived assets (Note 5)	(7)	—		—	—
Currency hedge loss (gain) (Note 6)	(5)	—		10
Reversal of indefinite reinvestment assertion (Note 7)		(30)
Windfall tax benefit on stock-based compensation (Note 8)	—	1		—	4
Withholding tax related to Brexit (Note 9)	—	—		—	(3)
Tax effect of Non-GAAP adjustments (Note 10)	—	42		—	16
Non-GAAP	$565	$101	17.9%	$569	$103	18.2%

MKS Instruments, Inc.
Reconciliation of Net Leverage Ratio

(In millions)

	Three Months Ended
	September 30,	June 30,	March 31,	December 31,
	2022	2022	2022	2021	Total
Combined Company
Net income	$(12)	$150	$187	$175	$500
Interest expense, net	105	21	20	19	165
Provision for income taxes	33	51	46	46	176
Depreciation and amortization	73	65	67	69	274
Stock-based compensation	13	17	11	13	54
Acquisition and integration costs	71	2	9	15	97
Acquisition inventory step-up	39	—	—	—	39
Restructuring and other	5	3	3	4	15
Gain on sale of long-lived assets	—	—	(7)	—	(7)
Currency hedge loss (gain)	—	—	(5)	—	(5)
Management fee	—	1	1	1	3
Adjusted EBITDA	$327	$310	$332	$342	$1,311

Principal outstanding on New Credit Agreement at September 30, 2022					$5,189
Less: Cash & Short Term Investments at September 30, 2022					885
Net debt at September 30, 2022					$4,304
Net leverage ratio at September 30, 2022					3.3	x

MKS
Net income	$54	$130	$143	$150	$477
Interest expense, net	79	6	6	6	97
Provision for income taxes	44	26	28	29	127
Depreciation and amortization	28	28	28	28	112
Stock-based compensation	10	13	8	9	40
Acquisition and integration costs	30	2	8	9	49
Restructuring and other	—	3	2	1	6
Gain on sale of long-lived assets	—	—	(7)	—	(7)
Currency hedge loss (gain)	—	—	(5)	—	(5)
Adjusted EBITDA	$245	$208	$211	$232	$896

Atotech
Net income	$(66)	$20	$44	$25	$23
Interest expense, net	26	15	14	13	68
Provision for income taxes	(11)	25	18	17	49
Depreciation and amortization	45	37	39	41	162
Stock-based compensation	3	4	3	4	14
Acquisition and integration costs	41	—	1	6	48
Acquisition inventory step-up	39	—	—	—	39
Restructuring and other	5	—	1	3	9
Management fee	—	1	1	1	3
Adjusted EBITDA	$82	$102	$121	$110	$415

Combined Company combines the results of MKS (excluding Atotech/Materials Solutions Division for the three months ended September 30, 2022) and the results of Atotech (including full quarter results for the three months ended September 30, 2022).

MKS Instruments, Inc.
Notes on Our Non-GAAP Financial Information

Non-GAAP financial measures adjust GAAP financial measures for the items listed below. These Non-GAAP financial measures should be viewed in addition to, and not as a substitute for, MKS' reported GAAP results, and may be different from Non-GAAP financial measures used by other companies. In addition, these Non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles. MKS management believes the presentation of these Non-GAAP financial measures is useful to investors for comparing prior periods and analyzing ongoing business trends and operating results. Totals presented may not sum due to rounding.

Note 1: Acquisition and integration costs during the three and nine months ended September 30, 2022 and the three months ended June 30, 2022 primarily related to the Atotech Acquisition. Acquisition and integration costs during the three and nine months ended September 30, 2021 primarily related to our acquisition of Photon Control and the Atotech Acquisition. Acquisition and integration costs during the nine months ended September 30, 2021 also included costs related to a proposed acquisition that was not consummated.

Note 2: Costs of revenues during the three and nine months ended September 30, 2022 include the amortization from the step-up of inventory to fair value as a result of the Atotech Acquisition.

Note 3: Restructuring and other costs during the three months ended September 30, 2022 primarily related to executive payments made related to the Atotech Acquisition. Restructuring and other costs during the three months ended June 30, 2022 primarily related to severance costs due to a global cost-saving initiative and the closure of two facilities in Europe. Restructuring and other costs during the nine months ended September 30, 2022 primarily related to executive payments made related to the Atotech Acquisition and severance costs due to a global cost-saving initiative and the closure of two facilities in Europe. Restructuring and other costs during the three and nine months ended September 30, 2021 primarily related to duplicate facility costs attributed to entering into new facility leases, severance costs due to a global cost saving initiative, costs related to the closure of two facilities in Europe and movement of certain products to low-cost regions.

Note 4: We recorded additional interest expense related to the amortization of debt issuance costs associated with our new and prior term loan facilities.

Note 5: We recorded a gain on the sale of a minority interest investment in a private company.

Note 6: We realized a gain in the nine months ended September 30, 2022 from a euro currency contract used to hedge our financing in connection with the acquisition of Atotech. The contract expired on January 31, 2022. We recorded a fair-value loss in the three and nine months ended September 30, 2021 from Canadian dollar contracts used to hedge the funding of our acquisition of Photon Control.

Note 7: We no longer intend to indefinitely reinvest earnings of our foreign subsidiaries after the Atotech Acquisition. Additional income tax expense was recorded to reflect an estimate of withholding taxes that would be due on repatriation of prior period earnings.

Note 8: We recorded windfall tax benefits on the vesting of stock-based compensation.

Note 9: We recorded additional withholding taxes on intercompany undistributed earnings following the United Kingdom’s withdrawal from the European Union.

Note 10: Non-GAAP adjustments are tax effected at applicable statutory rates resulting in a difference between the GAAP and Non-GAAP tax rates.